Filed Pursuant to Rule 433

Registration Nos. 333-228394,

333-228394-02 and 333-228394-01

Sole-Bookrunner : Barclays

Co-Managers : BMO, Scotia, TD, Wells Fargo

-ANTICIPATED CAPITAL STRUCTURE-

CLS	TOTAL(mm)	WAL	S&P/F	E.FINAL	L.FINAL	SPREAD	YIELD	COUPON	$PRICE
A	725.000	2.98	AAA/AAA	4/15/2025	2/15/2028	ICUR+58	3.097%	3.07%	99.97902

-TRANSACTION DETAILS-

Offered Size : $725MM

Registration : SEC-REG

ERISA Eligible : Yes

EU RR : Article 6(3)(d) Retention, No Article 7 Compliance

Expected Settlement : 4/21/2022

First Payment : 6/15/2022

Min Denoms : $100k x $1k

Expected Ratings : S&P / Fitch

Bloomberg Ticker : DROCK 2022-1

Expected Pricing : PRICED

-MARKETING MATERIALS-

Preliminary Prospectus : Attached

Ratings FWP : Attached

the issuer has filed a registration statement (including a prospectus) with the u.s. Securities and exchange commission (sec) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents that the issuer has filed with the sec, for more complete information about the issuer and this offering. You may get these documents for free by searching the sec online database (edgar) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays capital inc. By calling 1-888-603-5847.